EXHIBIT (a)(5)(ii)

OFFER TO PURCHASE FOR CASH

BY

CREDIT ACCEPTANCE CORPORATION

OF

UP TO 915,750 SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE OF $125.58 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 2014 UNLESS THE TENDER OFFER IS EXTENDED.

May 16, 2014

To Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

Credit Acceptance Corporation, a Michigan corporation (“CA”), has appointed us to act as the Information Agent in connection with its offer to purchase up to 915,750 shares of its common stock, par value $0.01 per share, at a purchase price of $125.58 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated May 16, 2014, and in the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer.

Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the “odd lot” priority, proration and conditional tender provisions thereof. Shares tendered but not purchased pursuant to the tender offer will be returned at CA’s expense promptly after the expiration date. CA reserves the right, in its sole discretion, to purchase more than 915,750 shares in the tender offer, subject to applicable law. See Section 1 of the Offer to Purchase.

If the number of shares properly tendered and not properly withdrawn prior to the expiration date is fewer than or equal to 915,750 shares, or such greater number of shares as CA may elect to purchase, subject to applicable law, CA will, upon the terms and subject to the conditions of the tender offer, purchase all such shares.

Upon the terms and subject to the conditions of the tender offer, if greater than 915,750 shares, or such greater number of shares as CA may elect to purchase, subject to applicable law, have been properly tendered and not properly withdrawn prior to the expiration date, CA will purchase properly tendered shares on the following basis. First, CA will purchase all shares properly tendered and not properly withdrawn prior to the expiration date by any “odd lot” holder (a shareholder who owns beneficially or of record an aggregate of fewer than 100 shares) who (a) tenders all shares owned beneficially or of record by that odd lot holder (tenders of fewer than all the shares owned by that odd lot holder will not qualify for this preference) and (b) completes the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Second, after the purchase of all of the shares tendered by odd lot holders, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, CA will purchase all other shares properly tendered and not properly withdrawn prior to the expiration date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, until CA has purchased 915,750 shares (or such greater number of shares as CA may elect to purchase). Third, only if necessary to permit CA to purchase 915,750 shares (or such greater number of shares as CA may elect to purchase), CA will purchase shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the expiration date, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares.

THE OFFER IS NOT CONDITIONED UPON OBTAINING FINANCING OR ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE.

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offer to Purchase, dated May 16, 2014;

2. The Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions and Substitute Form W-9);

3. A letter to clients that you may send to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the tender offer;

4. A Notice of Guaranteed Delivery to be used to accept the tender offer if the share certificates and all other required documents cannot be delivered to the Depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date; and

5. A return envelope addressed to the Depositary.

YOUR PROMPT ACTION IS REQUIRED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 2014, UNLESS THE OFFER IS EXTENDED. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE BE PAID BY CA REGARDLESS OF ANY DELAY IN MAKING PAYMENT.

CA will not pay any fees or commissions to brokers, dealers, commercial banks, trust companies or any person (other than fees to the Information Agent and Depositary as described in Section 15 of the Offer to Purchase) for soliciting tenders of shares pursuant to the tender offer. CA will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies or other nominees for customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to the beneficial owners of shares held by you as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of CA, the Information Agent, or the Depositary for purposes of the tender offer. CA will pay or cause to be paid all stock transfer taxes, if any, applicable to its purchase of shares, except as otherwise provided in the Offer to Purchase and Instruction 6 in the Letter of Transmittal.

For shares to be tendered properly under the tender offer, (1) the share certificates (or confirmation of receipt of such shares under the procedure for book-entry transfer as set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, including any required signature guarantees, or an “agent’s message” (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, must be received before the expiration date by the Depositary at its address set forth on the back cover page of the Offer to Purchase, or (2) the tendering shareholder must comply with the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Shareholders whose certificates for shares are not immediately available or who cannot deliver certificates for their shares and all other required documents to the Depositary before the expiration date, or whose shares cannot be delivered before the expiration date under the procedure for book-entry transfer may tender their shares according to the procedure for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

NEITHER CA, ITS BOARD OF DIRECTORS, THE DEPOSITARY NOR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY SHARES. SHAREHOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL, SHOULD CONSULT WITH THEIR OWN FINANCIAL AND TAX ADVISORS, AND SHOULD MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER SHARES, AND, IF SO, HOW MANY SHARES TO TENDER.

Any inquiries you may have with respect to the tender offer should be addressed to us, at the addresses and telephone number set forth on the back cover page of the Offer to Purchase.

Additional copies of the enclosed material may be obtained from by calling us toll free at (866) 391-6921.

Very truly yours,

GEORGESON INC.

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF CA, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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